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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                         AUTOBOND ACCEPTANCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  TEXAS                                 72-2487218
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

         301 CONGRESS AVENUE
             AUSTIN, TEXAS                                 78701
 (Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration of    If this Form relates to the
a class of effective upon filing pursuant      registration of debt securities
to General Instruction A(c)(1) please          and is to become effective
check the following box [ ]                    simultaneously with the
                                               effectiveness of a
                                               concurrent registration statement
                                               under the Securities Act of 1933
                                               pursuant to General Instruction A
                                               (c)(2) please check the following
                                               box           [ ]




        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b)OF THE ACT:

        Title of Each Class                   Name of Each Exchange on Which
        to be so Registered                   Each Class is to be Registered

        15% SERIES A CUMULATIVE PREFERRED STOCK AMERICAN STOCK EXCHANGE, INC. (LIQUIDATION PREFERENCE $10 PER SHARE)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of Registrant's securities to be registered hereunder is incorporated by reference to the information under the headings "Dividend Policy" and "Description of Capital Stock -- Preferred Stock" contained in the Registrant's Preliminary Prospectus subject to completion included in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-41258) filed on January 13, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). In addition, such description will be contained under the same headings in the Registrant's prospectus relating to such Registration Statement to be subsequently filed pursuant to Rule 424(b) under the Securities Act. Such prospectus, when filed, shall be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS.

         All exhibits required by Instruction II to Item 2 will be filed with the American Stock Exchange, Inc.

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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                AUTOBOND ACCEPTANCE CORPORATION

                                By: /S/     Adrian Katz
                                   ---------------------------------------
                                    Adrian Katz
                                    Vice Chairman and Chief Operating Officer

Date:  February 13, 1998

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